September 16, 2008
Administrative Guide

Exhibit (10.9)

Administrative Guide for September 16, 2008 Grant under the
2005 Omnibus Long-Term Compensation Plan

ARTICLE 1. PURPOSE

1.1 Background

Under Article 10 (Restricted Stock Awards) of the 2005 Omnibus Long-Term Compensation (the “Plan”), the Executive Compensation and Development Compensation Committee of Kodak’s Board of Directors (the “Committee”) may, among other things, award Restricted Stock Unit Awards to those Participants as the Committee in its discretion may determine, subject to such terms, conditions and restrictions as it deems appropriate.

1.2 Purpose

The purpose of this Administrative Guide is to evidence the Committee’s September 16, 2008 grant of Restricted Stock Unit Awards under Article 10 of the 2005 Omnibus Long-Term Compensation Plan.

1.3     Administration

This Administrative Guide will be administered by the Committee.  The Committee is authorized to issue this Administrative Guide and to make changes in this Administrative Guide as it from time to time deems proper. The Committee is authorized to interpret and construe this Administrative Guide, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary, appropriate or advisable for the administration of it.  If there are any inconsistencies between the terms of this Administrative Guide and the terms of the Plan, the terms of the Plan will control.  Any determination by the Committee in carrying out, administering or construing this Administrative Guide will be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.  Notwithstanding any provision herein to the contrary, the Committee shall not make any change to this Administrative Guide that would cause the Restricted Stock Unit Awards granted thereunder to violate the requirements of Section 409A of the Internal Revenue Code or other official guidance issued thereunder.  Notwithstanding any provision herein to the contrary, the Company's Chief Human Resources Officer is authorized to round fractional shares arising in any way under this Administrative Guide either up or down with respect to any or all Participants, for ease of administration or some other reasonable purpose.

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Administrative Guide

ARTICLE 2. DEFINITIONS

Any defined term used in this Administrative Guide, other than those set forth in this Article 2 or defined within another Article of this Administrative Guide, will have the same meaning for purposes of this document as that ascribed to it under the terms of the Plan.

2.1     Approved Reason

“Approved Reason” means a reason for terminating employment which the CEO of Kodak determines, in his or her sole and absolute discretion, is in the best interests of the Company.

2.2 Participant Account

“Participant Account” means the account established by the Company for each Participant who is granted an Award under this Administrative Guide to record and account for the Units granted to him or her and any other Units that are to be credited to the Participant’s Participant Account pursuant to Article 7, until such time as the balance in the Participant Account is paid, canceled, forfeited or terminated as the case may be.

2.3     Unit

“Unit” means a bookkeeping entry used by the Company to record and account for the amount of the Award granted to a Participant and any dividend equivalents or stock dividends that are to be credited to the Participant’s Participant Account pursuant to Article 7 until such time as the balance in the Participant Account is paid, canceled, forfeited, or terminated, as the case may be.  Units are expressed in terms of one Unit being the equivalent of one share of Common Stock.

ARTICLE 3.     FORM AND TERMS OF AWARDS

3.1 Form of Award

Except as noted below, all of the Awards granted under this Administrative Guide will be in the form of Restricted Stock Unit Awards.  Each Award granted under this Administrative Guide will be expressed as a fixed number of Units that will be equivalent to an equal number of shares of Common Stock.  Article 6 establishes the restriction that will apply to the Awards.

In those countries where: (i) the grant of Restricted Stock Unit Awards is illegal; (ii) compliance with applicable legal or regulatory requirements is significantly onerous; or (iii) the tax consequences of the Restricted Stock Unit Award to either the Participant or Kodak are

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Administrative Guide

more onerous than those that would apply were the Award to be granted to a U.S. citizen residing in the United States, the CEO may, in the exercise of his sole discretion, either grant Awards in alternative form or forms or modify an Award to include additional or different terms or conditions; provided, however, that any modified or alternative form of Award shall either be exempt from or comply with Section 409A of the Internal Revenue Code and other official guidance issued thereunder.

3.2 Terms of Awards

Any Award issued under this Administrative Guide will be subject to the terms, conditions, restrictions, and limitations contained in this Administrative Guide, the Plan and the Award Notice.

ARTICLE 4. PARTICIPANT ACCOUNT

The Company will establish a Participant Account for each Participant who is granted an Award under this Administrative Guide.  The maintenance of individual Participant Accounts is for bookkeeping purposes only; the Units recorded in the account are not actual shares of Common Stock.  The Company will not reserve or otherwise set aside any Common Stock for or to any Participant Account.  A Participant will not have the right to exercise any of the rights or privileges of a shareholder with respect to the Units credited to his or her Participant Account.

ARTICLE 5. AWARDS

5.1 Participants

The Employees who are to receive Awards under this Administrative Guide are listed on attached Exhibit A.  The number of Units granted by the Committee to each Participant is also listed on attached Exhibit A.

5.2 Procedure for Crediting Awards

Effective as of September 16, 2008, Kodak will credit to each Participant’s Participant Account the number of Units granted to the Participant under this Administrative Guide.

ARTICLE 6. RESTRICTIONS

6.1 Restriction Period

The Award will be subject to two “Restriction Periods.”  The Restriction Period for 50% of a Participant’s Award will begin on September 16, 2008 and lapse on September 16, 2010.  The Restriction Period for the remaining 50% of the Participant’s Award will begin on September 16, 2008 and lapse on September 16, 2011.

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Administrative Guide

6.2      Restriction Requirements

A Participant must remain continuously employed by the Company throughout a Restriction Period in order to receive his or her Units that are subject to that Restriction Period, including, but not limited to, any Units that are credited to the Participant’s Participant Account under Article 7.  Thus, except as set forth in Article 8, if the Participant’s employment terminates for any reason, whether voluntarily or involuntarily, during a Restriction Period, the Participant will immediately forfeit all of the Units subject to that Restriction Period, including, but not limited to, any Units that are credited to the Participant’s Participant Account under Article 7.  If the Participant’s employment terminates during both Restriction Periods, the Participant will, except as set forth in Article 8, forfeit all of his or her Units, including, but not limited to, any Units that are credited to the Participant’s Participant Account under Article 7.

6.3      Lapse of Restrictions

The restrictions on a Unit will, unless the Unit is forfeited sooner, lapse upon the expiration of the Unit’s Restriction Period.

ARTICLE 7.     DIVIDEND EQUIVALENTS, STOCK DIVIDENDS AND ADJUSTMENT TO UNITS

7.1      Dividend Equivalents

Effective as of the payment date for each cash dividend on the Common Stock, additional Units will be credited to the Participant Account of each Participant who has a balance in his or her Participant Account on the record date for such dividend. The number of Units that will be credited to the Participant Account of such a Participant will be computed by multiplying the dollar value of the dividend paid upon a single share of Common Stock by the number of Units held in the Participant's Participant Account on the record date for such dividend and dividing the product thereof by the Fair Market Value of the Common Stock on the payment date for such dividend.  Each additional Unit credited to the Participant’s Participant Account pursuant to this section will be subject to the same restrictions under Article 6 above as the underlying Unit which resulted in the crediting of such additional Unit to the Participant’s Participant Account.

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7.2      Stock Dividends

Effective as of the payment date for each stock dividend (as defined in Section 305 of the Code) on the Common Stock, additional Units will be credited to the Participant Account of each Participant who has a balance in his or her Participant Account on the record date for such dividend.  The number of Units that will be credited to the Participant Account of such a Participant will equal the number of shares of Common Stock which the Participant would have received as stock dividends had the Participant been the owner on the record date for such stock dividend of the number of shares of Common Stock equal to the number of Units credited to the Participant’s Participant Account on such record date.  To the extent the Participant would have also received cash, in lieu of fractional shares of Common Stock, had the Participant been the record owner of such shares for such stock dividend, then his or her Participant Account will also be credited with that number of Units, or fractions thereof, equal to such cash amount divided by the Fair Market Value of the Common Stock on the payment date for such dividend.  Each additional Unit credited to the Participant’s Participant Account pursuant to this section will be subject to the same restrictions under Article 6 above as the underlying Unit which resulted in the crediting of such additional Unit to the Participant’s Participant Account.

7.3 Adjustment to Units

The Restricted Stock Unit Awards and the Units credited to a Participant’s Participant Account, if any, may be adjusted by the Committee pursuant to Section 6.2 of the Plan upon the occurrence of the events described therein. Each additional Unit credited to the Participant’s Participant Account pursuant to this section, if any, will be subject to the same restrictions under Article 6 above as the underlying Unit which resulted in the crediting of such additional Unit to the Participant’s Participant Account.

ARTICLE 8. TERMINATION OF EMPLOYMENT

8.1 In General

In the event a Participant terminates employment for any reason other than death, Disability or Approved Reason during a Restriction Period, the Participant will, effective on the date of the Participant’s termination of employment, forfeit all of the Units then held in his or her Participant Account.

8.2 Death, Disability or Approved Reason

If a Participant’s employment terminates by reason of death, Disability or Approved Reason during one or more Restriction Periods, the Units then held in the Participant’s Participant Account will not be forfeited by reason of such termination and the Restriction Period(s) on such Units will terminate and the restrictions will lapse, both as of the date of termination of employment, and be paid, subject to Article 10, in accordance with Article 9.

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ARTICLE 9. ISSUANCE OF SHARES OF COMMON STOCK

When the restrictions on a Participant’s Units lapse upon expiration of a Restriction Period, Kodak will subtract from a Participant's Participant Account the number of Units that are withheld for taxes under Article 10 below, and then, with respect to the remaining Units, promptly, but no later than the March 15 of the calendar year immediately following the calendar year in which the restrictions on such Units lapse (i) instruct its stock transfer agent to reflect, in an account for the benefit of the Participant on the books of the stock transfer agent, that number of shares of Common Stock equal in number to the amount of such Units; and (ii) deduct such number of Units from the Participant’s Participant Account.  Upon the Participant’s request, the transfer agent will deliver to the Participant a stock certificate for the remaining number of shares held in the Participant’s account by the stock transfer agent.

ARTICLE 10.      WITHHOLDING

Kodak will pay the taxes required to be withheld upon the lapse of a Restriction Period by withholding a portion of the shares of Common Stock otherwise due the Participant as a result of the lapse of such restrictions.  The portion of the shares withheld will equal in amount the minimum taxes required by law to be withheld.  The Common Stock which is so withheld will be valued at its Fair Market Value on the date of the lapse of the restrictions on the Units.

ARTICLE 11.       MISCELLANEOUS

11.1 Compliance with Laws

The obligations of Kodak pursuant hereto are subject to compliance with all applicable governmental laws, regulations, rules and administrative actions, including, but not limited to, the Securities Act of 1933 and the Securities Exchange Act of 1934 and all rules promulgated thereunder.

11.2       Amendment

The Committee, or any person to whom the Committee has delegated the requisite authority, may, at any time and from time to time, amend this Administrative Guide in any manner.

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11.3       Participant’s Rights Unsecured

The amounts payable under this Administrative Guide shall be unfunded, and the right of any Participant or his or her estate to receive payment under this Administrative Guide shall be an unsecured claim against the general assets of the Company.  No Participant shall have the right to exercise any of the rights or privileges of a shareholder with respect to the Units credited to his or her Participant Account.

11.4       No Guarantee of Tax Consequences

No person connected with this Administrative Guide in any capacity, including, but not limited to, Kodak, its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the Awards or that such tax treatment will apply to or be available to a Participant on account of participation in this Administrative Guide.

11.5       Section 409A Compliance

The Awards described in this Administrative Guide are intended to be exempt from Section 409A of the Internal Revenue Code under the exception for short-term deferrals or to comply with requirements thereof to the extent such arrangements are subject to that law, and this Administrative Guide shall be interpreted and administered accordingly.

11.6        Headings

The headings of the Sections of this Administrative Guide have been prepared for convenience and reference only and will not control, affect the meaning, or be taken as the interpretation of any provision of this Administrative Guide.

11.7        Applicable Law

This Administrative Guide, including its reference to the Plan, and its interpretation and application, will be governed and controlled by the laws of the State of New York, except as superseded by applicable Federal Law, without giving effect to principles of conflicts of laws.

11.8        Impact on Benefits

The Awards (either at the date of their grant or at the time they vest) will not be includible as compensation or earnings for purposes of any benefit or compensation plan offered by the Company.

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11.9 Transferability

The Awards will not in any manner be subject to alienation, anticipation, sale, transfer, assignment, pledge or encumbrance.

11.10       No Right to Continued Employment

A Participant’s receipt of an Award under this Administrative Guide does not give the Participant any right to remain in the employ of Kodak or any Subsidiary.  Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time.